 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 5, 2011 (May 3, 2011)

ATLANTIC AMERICAN CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	0-3722	58-1027114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

4370 Peachtree Road, N.E., Atlanta, Georgia		30319
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(404) 266-5500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Shareholders was held on Tuesday, May 3, 2011, at which the following matters were submitted to a vote of the shareholders, with voting results as set forth below:

(a) A vote regarding the election of eight (8) directors of the Company to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified:
	Shares Voted
	For	Withheld	Not Voted
J. Mack Robinson	16,435,906	1,180,508	3,524,722
Hilton H. Howell, Jr.	16,710,704	905,710	3,524,722
Edward E. Elson	17,449,833	166,581	3,524,722
Samuel E. Hudgins	16,565,477	1,050,937	3,524,722
Harriett J. Robinson	16,737,644	878,770	3,524,722
Scott G. Thompson	16,709,541	906,873	3,524,722
William H. Whaley, M.D.	16,667,651	948,763	3,524,722
Dom H. Wyant	17,451,121	165,293	3,524,722

(b) A vote regarding ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year:
	Shares Voted
	For	Against	Abstain
	21,099,988	20,490	20,658

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC AMERICAN CORPORATION

By:  /s/ John G. Sample, Jr.
        John G. Sample, Jr.
Senior Vice President and Chief Executive Officer

Date:  May 5, 2011